FINAL


INVESTORS:                                         MEDIA:
Doug Wilburne                                      Karen Rugen
(717) 975-3710                                     (717) 730-7766

FOR IMMEDIATE RELEASE


                           RITE AID ANNOUNCES COMMITMENT
                    FOR NEW $1 BILLION SECURED CREDIT FACILITY

            EXISTING LEAD BANKS SUPPORT TRANSACTION WHICH ALSO REQUIRES MODIFICATIONS TO $3.3 BILLION OF EXISTING DEBT FACILITIES;
                         EXPECTED TO CLOSE DURING MAY 2000

                    J. P. MORGAN AGREES TO CONVERT $200 MILLION
                 OF EXISTING BANK DEBT INTO RITE AID COMMON STOCK

                          NEW MANAGEMENT SAYS FINANCING IS
                       "A CORNERSTONE OF OUR TURNAROUND PLAN"


CAMP HILL, PA., April 11, 2000--Rite Aid Corporation (NYSE, PSE:RAD) today announced that it has received a fully underwritten commitment from Citibank, N.A. to provide a new $1 billion senior secured credit facility. The new facility, which is scheduled to close during May 2000 and which will mature on August 1, 2002, is also being underwritten by Fleet Retail Finance, Inc. and Heller Financial, Inc.

When completed, the new credit facility will provide Rite Aid with more than $600 million in additional liquidity for general working capital purposes, which the Company said would support the turnaround plan developed by Rite Aid's new management team. The remainder of the facility will be used to repay the Company's existing $300 million asset securitization facility and to pay expenses associated with the planned refinancing and debt modifications. Rite Aid said that after completion of the planned transactions, the Company will have almost no debt maturing prior to August 2002.

The closing of the facility is subject to customary financing conditions and to the condition that the Company complete modifications to approximately $3.3 billion of other existing indebtedness of Rite Aid, including approximately $2.5 billion of indebtedness held by banks and other financial institutions, $230 million of obligations under synthetic leases, and $550 million of notes due in 2000 and 2001 (consisting of $200 million of 5.50% notes due 2000 and $350 million of 6.70% notes due 2001).

The new $1 billion senior secured credit facility will be secured by inventory, accounts receivable, and certain other assets owned by Rite Aid subsidiaries. The modified existing bank debt will continue to be secured by the stock of PCS Health Systems, Inc. and drugstore.com. All of the modified debt, including the modified existing bank debt and modified notes, will be secured by a second lien on the collateral securing the new $1 billion senior secured credit facility. Rite Aid said that the planned transactions provide for the modified bank debt to mature on August 15, 2002 and the modified notes to mature on September 15, 2002. Rite Aid also said that no modification of its remaining private or public debt was required.

The Company said that one of its principal lenders, J. P. Morgan, has agreed to convert $200 million of existing bank debt which it holds into Rite Aid common stock at a price of $5.50 per share in connection with the closing of the new facility. The financing transaction also contemplates that up to approximately $85 million of additional outstanding bank debt may be exchanged into Rite Aid common stock at $5.50 per share.

Bob Miller, who was named chairman and chief executive officer of Rite Aid in December 1999, said, "When our new management team began work at the end of last year, we made a commitment to improve this Company's performance as quickly as possible. We now have had time to evaluate both the challenges and the opportunities facing Rite Aid. The new financing commitment and debt modifications that we are announcing today are a cornerstone of our turnaround plan. We believe that these proposed transactions address, in the most practical and balanced way possible, the interests of our creditors, vendors and shareholders. We are excited about the commitment to our business being made today by Citibank, Fleet and Heller and their lending syndicate as well as the strong support expressed by the lead banks in our existing credit facilities and other financing arrangements, including J. P. Morgan, Citibank, Bank of America, The Chase Manhattan Bank, and Bank One."

Miller emphasized that the proposed transactions benefit the Company and its constituents by

        o      creating substantial additional liquidity for Rite Aid;
        o extending the maturities of the Company's debt to, at the earliest, August 2002, which provides time for management to improve Rite Aid's operating and financial performance; and
        o converting a minimum of $200 million and possible maximum of up to approximately $285 million of the Company's debt into equity.

"Our new credit facility and the related transactions announced today, when completed, will provide us with the liquidity we need to support our turnaround plan," Miller added.

Rite Aid said that the commitment letter, which will be filed on Form 8-K with the Securities and Exchange Commission, and the closing of the new facility are subject to various conditions including the completion of the bank debt and note modifications discussed above, the execution of appropriate documentation, the satisfactory completion of due diligence by the bank agents, agreement concerning the final structure of the transaction, and the absence of any material adverse change in the revenues, store operations, inventory, accounts receivable, business or prospects, including relationships with vendors and third party insurance payors, of Rite Aid and its subsidiaries taken as a whole other than as publicly disclosed as of April 11, 2000.

Rite Aid is one of the nation's leading drugstore chains with annual revenues of approximately $14 billion and approximately 3,800 stores in 30 states and the District of Columbia. Rite Aid owns PCS Health Systems, Inc., which provides pharmacy benefit management programs and services that can help improve patient health and reduce health care costs. Rite Aid also owns approximately 18 percent of drugstore.com, a leading online source for health, beauty and pharmacy products. Information about Rite Aid, including corporate background and press releases, can be found at the company's Web site at http://www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include the ability of the Company to satisfy the conditions and requirements of financing commitments accepted by the Company including consummation of various consent, amendment and exchange transactions involving approximately $3.3 billion of existing debt of the Company as there can be no assurances that the new facility will become available or that the conditions and requirements of the financing commitments can be satisfied, the preparation of restated historic financial statements, final audit adjustments, completion of the SEC's review of the Company's financial reporting and the impact of possible asset sales or other corporate transactions which the Company is currently considering but the consummation of which is not assured. Additional factors could include competitive pricing pressures, third-party prescription reimbursement levels, continued consolidation of the drugstore industry, consumer preferences, regulatory changes governing pharmacy practices, general economic conditions, inflation, merchandise supply constraints, interest rate movements, access to capital, the development of the Internet market for pharmaceuticals, availability of real estate, construction and start-up of drugstore and distribution center facilities. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.